CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectuses and statement of additional information of Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Emerging Markets Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor International Capital Appreciation Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Korea Fund, Fidelity Advisor Latin America Fund, Fidelity Advisor Overseas Fund and Fidelity Advisor Value Leaders Fund, of Fidelity Advisor Series VIII filed as part of this Post-Effective Amendment No. 79 to the Registration Statement (File Nos. 002-86711 and 811-03855) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A (File Nos. 002-86711 and 811-03855).

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

Washington, DC

December 29, 2004